                                                                    EXHIBIT 10.2

                                                            EXECUTION COPY


                              EXCHANGE AGREEMENT
                              ------------------

     This EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of
                                    ----------
the 20th day of July, 1999, by and among TITUS INTERACTIVE SA, a French corporation ("Titus"), BRIAN FARGO, an individual ("Fargo"), HERVE CAEN, an
              ------                                ------
individual, and ERIC CAEN, an individual (together, the "Caens").
                                                         ------


                              RECITALS
                              --------

     WHEREAS, Interplay Entertainment Corp., a Delaware corporation ("Interplay"), Titus and Fargo are entering into a Stock Purchase Agreement (the
  ----------
"Stock Purchase Agreement") whereby Interplay will issue and sell and Titus will
 -------------------------
purchase 6,250,000 shares of common stock of Interplay for an aggregate purchase price of $25,000,000;

     WHEREAS, it is a condition to the closing of the transactions contemplated by the Stock Purchase Agreement that Titus, Fargo and the Caens enter into this Agreement.

                              AGREEMENT
                              ---------

     NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Exchange of Shares.  Upon the terms and subject to the conditions
         ------------------
herein contained, at the Closing (as hereinafter defined) on the Closing Date (as hereinafter defined), Fargo will exchange Two Million (2,000,000) shares of common stock, no par value, of Interplay (the "Interplay Common Stock") owned by
                                               -----------------------
him (the "Interplay Shares") for Ninety-Six Thousand Six Hundred Sixty-Six
          -----------------
(96,666) shares of common stock, par value Twenty-Five (25) Francs per share, of Titus (the "Titus Common Stock") (such shares of Titus Common Stock shall be
            -------------------
referred to as the "Exchanged Shares").  Such exchange ratio is calculated based
                    -----------------
upon a valuation of Interplay Common Stock of Four Dollars ($4.00) per share and a valuation of Titus Common Stock of Eighty-Two and 76/100 Dollars ($82.76) per share.

     2.  Restrictions on Transfer; Holding Period; Lock-Up Period.  Fargo hereby
         --------------------------------------------------------
agrees that the Exchanged Shares will be subject to the following restrictions upon Transfer (as defined below), in addition to the restrictions set forth in
Section 3:

          2.1  Restrictions on Transfer.
               ------------------------

          (a) Fargo understands and agrees that the Exchanged Shares have not been registered under any French or United States securities laws, and that accordingly they will not be fully transferable except as permitted under various exemptions contained in such laws. Fargo acknowledges that he must bear the economic risk of its investment in the Exchanged Shares for an indefinite period of time (subject, however, to Titus' obligation under Section 3.1(b) of this Agreement) since they have not been registered under French or United States securities laws and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

          (b) Fargo hereby represents and warrants to Titus that he is acquiring the Exchanged Shares for investment purposes only, for his own account, and not as nominee or agent for any other any natural person, corporation, trust, association, company, partnership, limited liability company, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision (collectively, "Person"), and not with the view to, or for
                                      -------
resale in connection with, any distribution thereof.

          (c) Fargo hereby agrees with Titus as follows:

              (i) Subject to Section 2.1(d) below, the certificates evidencing the Exchanged Shares and each certificate issued in transfer thereof, will bear such legend or legends as may be appropriate to effectuate the purposes of this Agreement, and as may be required under any applicable law.

              (ii) Fargo will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the Exchanged Shares without first providing Titus with an opinion of counsel to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from any registration, disclosure, qualification or other like requirements under French or United States securities laws.

              (iii) Fargo consents to Titus' making a notation on its records or giving instructions to any transfer agent of the Exchanged Shares in order to implement the restrictions on transfer of the Exchanged Shares mentioned in this subsection (c).

          (d) Any legend endorsed on a certificate evidencing Exchanged Shares pursuant to Section 2.1(c)(i) hereof and any stop transfer instructions and record notations with respect to such Exchanged Shares shall be removed and Titus shall issue a certificate without such legend to the holder of such Exchanged Shares (a) if such Exchanged Shares are registered under French securities laws or (b) if Fargo provides Titus with an opinion of counsel (which may be counsel for Titus) reasonably acceptable to Titus to the effect that a public sale or transfer of such Exchanged Shares may be made without registration under French securities laws.

          2.2  Holding Period.  Fargo understands and agrees that, pursuant to
               --------------
the restrictions of Le Nouveau Marche (the "Stock Exchange"), he will not be
                                            ---------------
permitted to sell, transfer or otherwise dispose of, or pledge, collateralize or hypothecate any of the Exempt Exchanged Shares, or enter into any contract, option, or other arrangement with respect to any of the foregoing (each, a "Transfer"), any of the Restricted Exchanged Shares for a period (the "Holding
----------                                                             -------
Period") commencing on the date of the issuance of the Exchanged Shares and
-------
ending on July 8, 2000. The "Restricted Exchanged Shares" shall mean those shares representing eighty percent (80%) of the Exchanged Shares.

          2.3  Lock-Up Period.  With respect to the Exchanged Shares which are
               --------------
not subject to the restrictions set forth in Section 2.2 (the "Exempt Exchanged
                                                               ----------------
Shares"), Fargo agrees not to Transfer any of such Exempt Exchanged Shares for a
-------
period (the "Lock-Up Period") commencing on the date of the issuance of the
             ---------------
Exchanged Shares and ending on the date which is two hundred seventy (270) days following the Closing Date.

     3.   Sale of Exchanged Shares; Right of First Refusal; Tag-Along Rights.
          ------------------------------------------------------------------

          3.1  Sale of Exchanged Shares.  Following the expiration of the
               ------------------------
Holding Period or Lock-Up Period, as applicable:

               (a) Fargo shall have the right, from time to time, to elect, by written notice to Titus, to require Titus to arrange for the sale of all or any portion of such Exchanged Shares on the Stock Exchange on Fargo's behalf; provided, however, that Titus shall have the right to elect that such sale of
--------  -------
the Exchanged Shares be to Titus, or to Herve Caen and/or Eric Caen on the terms and conditions set forth in Section 3.2 with respect to the right of first refusal; provided, however, that notwithstanding the provisions of Section 3.2,
         --------  -------
such sale shall be made at the then-current trading price of Titus Common Stock.

               (b) If Titus (or either of the Caens) does not exercise the right of first refusal pursuant to Section 3.2, or if Titus is unable to arrange a sale of such Exchanged Shares within sixty (60) days following receipt of notice from Fargo, then Titus shall, at Fargo's option, either (i) repurchase such Exchanged Shares for cash at a purchase price equal to the average closing trading price per share of Titus Common Stock for the ten (10) trading days immediately preceding the date of such notice or (ii) exchange such Exchanged Shares for shares of Interplay Common Stock at an exchange rate based upon the average closing trading price per share of Interplay Common Stock and Titus Common Stock for the ten (10) trading days immediately preceding the date of such notice.

          3.2  Right of First Refusal.  If after expiration of the Holding
               ----------------------
Period or Lock-Up Period, as applicable, Fargo desires in good faith to Transfer any of the Exchanged Shares, he shall deliver a written notice of such intent (the "Refusal Notice") to Titus. The Refusal Notice shall contain (a) a
      ---------------
description of the proposed Transfer transaction and the terms thereof including the number of Exchanged Shares proposed to be transferred (collectively, the "Refusal Securities"), (b) the name of each Person to whom or in favor of whom
--------------------
the proposed Transfer is to be made (the "Refusal Transferee"), (c) a
                                          -------------------
description of the consideration to be received by Fargo upon Transfer of the Refusal Securities and (d) an offer to sell to Titus or its nominee all, but not less than all, of such Refusal Securities which are the subject of the Refusal Notice (the "Refusal Offer"). The Refusal Notice shall be accompanied by a copy
             --------------
of any written offer by the Refusal Transferee relating to such proposed Transfer (e.g. any executed letter of intent stating the terms of such offer).
          ----
Each Refusal Offer shall contain the same terms and conditions, and shall be for the same consideration, as described in the Refusal Notice. In the event that the Refusal Offer provides payment of non-cash consideration for all or a portion of the Refusal Securities, Titus shall have the right to pay the purchase price in the form of cash equal in amount to the value of the non-cash consideration. If Fargo and Titus cannot agree on such cash value within ten
(10) days following delivery of the Refusal Offer, the valuation (the "Valuation") shall be made by an appraiser of recognized standing selected by
-----------
mutual agreement of Fargo and Titus or, if the parties cannot agree on an appraiser within twenty (20) days after delivery of the Refusal Offer, each shall select an appraiser of recognized standing and the two appraisers so selected shall designate a third appraiser of recognized standing, whose Valuation shall be determinative of such value of the non-cash consideration. Within ten (10) business days after the Refusal Notice is delivered by Fargo to Titus (or, if later, the delivery of the

Valuation), Titus may, by written notice delivered to Fargo (the "Refusal
                                                                  -------
Acceptance Notice"), accept the offer to acquire all, but not less than all, of
-----------------
the Refusal Securities as described in the Refusal Notice. If Titus does not deliver a Refusal Acceptance Notice to Fargo within ten (10) business days after the Refusal Notice is delivered by Fargo to Titus, then Fargo may proceed with the Transfer of the Refusal Securities to the Refusal Transferee without any further obligations under this Section 3.2. Transfers pursuant to the Refusal Acceptance Notice shall occur not more than ninety (90) calendar days after the date on which the Refusal Acceptance Notice has been delivered to Fargo by Titus. Titus shall have the right, in its sole discretion, to transfer all or a portion of its right of first refusal set forth in this Section 3.2 to Herve Caen and/or Eric Caen.

          3.3  Binding Upon Transferee.  The obligations of Fargo under Section
               -----------------------
3.2 shall be binding upon each Transferee to whom shares of the applicable Exchanged Shares are Transferred by Fargo. Prior to the consummation of any Transfer, Fargo shall cause the Transferee to execute an agreement in form and substance reasonably satisfactory to Titus, providing that such Transferee shall fully comply with the terms of this Agreement.

          3.4  Fargo Tag-Along Rights.
               ----------------------

               (a) Tag-Along Right. Neither Herve Caen nor Eric Caen (in such
                   ---------------
case, a "Selling Stockholder") shall, directly or indirectly, sell, assign,
         -------------------
pledge, encumber, hypothecate, gift, bequest or otherwise transfer, whether for value or no value and whether voluntarily or involuntarily (including, without limitation, by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings, (in each case, a "Transfer")
                                                                      --------
value to any transferee (a "Transferee") shares of Titus Common Stock which in
                            ----------
the aggregate equal or exceed fifty percent (50%) of the aggregate holdings of Titus Common Stock held by the Caens on the date prior to such proposed Transfer (the "Transfer Shares") held by such Stockholder (a "Selling Stockholder")
      ---------------                                -------------------
unless the terms and conditions of such Transfer shall include an offer (the "Offer") to Fargo (the "Tag-Along Stockholder"), at the same price and on the
 -----                  ---------------------
same terms and conditions as the Selling Stockholder has agreed to sell the Transfer Shares, to include in the Transfer to the third party Transferee an amount of Titus Common Stock determined in accordance with this Section 3.4.

               (b) Obligation of Transferee to Purchase.  The Transferee of the
                   ------------------------------------
Selling Stockholder shall purchase from the Tag-Along Stockholder the number of shares of Titus Common Stock owned or controlled by the Tag-Along Stockholder that the Tag-Along Stockholder desires to require the Transferee to purchase (the "Tag-Along Shares"); provided, however, that the number of Tag-Along Shares
      -----------------   --------  -------
to be sold by each Tag-Along Stockholder shall not exceed the number of shares of Titus Common Stock derived by multiplying (i) the aggregate number of shares of Titus Common Stock covered by the Offer by (ii) a fraction the numerator of which is the number of shares of Titus Common Stock owned by the Tag-Along Stockholder at the time of the Transfer and the denominator of which is the total number of shares of Titus Common Stock held by the Stockholders at the time of the Transfer (the "Tag-Along Formula").
                           ------------------

               (c) Notice. In the event a Selling Stockholder proposes to
                   ------
Transfer any Transfer Shares, it shall notify, or cause to be notified, in writing, the Tag-Along Stockholder of each such proposed Transfer. Such notice shall be given not more than sixty (60) nor less than twenty (20) calendar days prior to the proposed sale date and set forth: (i) the name of the Transferee and the number of Transfer Shares proposed to be transferred, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Transferee (the "Transferee
                                                                    ----------
Terms"), (iii) that the Transferee has been informed of the "tag-along right"
-----
provided for in this Section 3.4, and has agreed to purchase any Tag-Along Shares from the Tag-Along Stockholder in accordance with the terms hereof, and
(iv) the proposed sale date.

          (d) Exercise.  The tag-along right may be exercised by the Tag-Along
              --------
Stockholder by delivery of a written notice to the Selling Stockholder (the "Tag-Along Notice") within fifteen (15) business days following receipt of the
------------------
notice specified in the preceding subsection. The Tag-Along Notice shall state the number of Tag-Along Shares that the Tag-Along Stockholder wishes to include in such Transfer to the Transferee, which number may exceed the total number of Transfer Shares proposed to be transferred but which may not exceed the total number of shares of Titus Common Stock owned or controlled by the Tag-Along Stockholder. Upon the giving of a Tag-Along Notice, the Tag-Along Stockholder shall be entitled and obligated to sell the number of Tag-Along Shares set forth in the Tag-Along Notice, subject to adjustment pursuant to the Tag-Along Formula, to the Transferee on the Transferee Terms; provided, however, the
                                                    --------  -------
Selling Stockholder shall not consummate the sale of any Transfer Shares offered by them if the Transferee does not purchase all Tag-Along Shares which the Tag-Along Stockholder is entitled and desires to sell pursuant hereto. After expiration of the fifteen (15) business day period referred to above, if the provisions of this Section 3.4 have been complied with in all respects, the Selling Stockholder shall have the right, for a period of forty-five (45) calendar days from the expiration of the fifteen (15) business day period referred to above, to Transfer the Transfer Shares to the Transferee on the Transferee Terms without further notice to any other party.

          (e) Proportional Indemnity.  Anything to the contrary contained herein
              ----------------------
notwithstanding, any indemnity provided by any Stockholder making a Transfer pursuant to this Section 3.4 shall be in proportion to and limited to the consideration received by such Stockholder for the Titus Common Stock transferred by such Stockholder, as a percentage of all consideration received by all Stockholders for all Titus Common Stock transferred pursuant to this
Section 3.4.

          (f) No Limitation on Section 3.1.  Nothing in this Section 3.4 shall
              ----------------------------
in any way limit Fargo's rights under Section 3.1 hereof.

          (g) No Limitation on Permitted Transfers.  The foregoing
              ------------------------------------
notwithstanding, the rights and obligations set forth in Section 2 and this
Section 3 shall not apply to any Permitted Transfer. For purposes of this Agreement, a "Permitted Transfer" shall mean (i) any Transfer by a Stockholder
              -------------------
to such Stockholder's ancestors, descendants or spouse or to a trust for the benefit of such individuals or (ii) any bona fide gift or (iii) any Transfer by a Stockholder to an entity that is wholly owned, and will remain wholly owned, by such Stockholder (or such Stockholder and one or more of the individuals referred to in the preceding clause (i)); provided, that (a) as a condition
                                          --------
precedent to any Transfer made pursuant to one of the exemptions provided in clause (i), (ii) or (iii), (1) the Stockholder proposing the Permitted Transfer shall inform the other Stockholders of such Transfer or gift prior to effecting it, and (2) the transferee or donee shall furnish the other Stockholders and Titus with a written agreement to be bound by and comply with all provisions of this Agreement, and such transferee or donee shall be treated as a "Stockholder" for all purposes of this Agreement, (b) in the case of a Transfer in trust, such Stockholder shall become the trustee or, with such Stockholder's spouse, a co-trustee of such trust, (c) in the case of a Transfer not in trust, as a condition precedent to such Transfer such Stockholder shall retain an irrevocable proxy to vote the transferred shares of Titus Common Stock and (d) in the case of a Transfer described in clause (iii), as a condition precedent to the Transfer all holders of equity or other ownership interests in such entity shall enter into an agreement with the other Stockholders and Titus, which shall be mutually satisfactory to the other Stockholders, Titus and the transferee, under which the outstanding equity or other ownership interests in such transferee shall be subjected to the same restrictions against Transfer that appear in this Agreement.

     4.  Closing; Satisfaction of Conditions to Closing; Escrow Arrangement.
         ------------------------------------------------------------------

          4.1  Closing.  Subject to satisfaction of the conditions set forth in
               -------
Section 4.2, the closing of the exchange of the Interplay Shares for the Exchanged Shares (the "Closing") shall occur at the offices of Paul, Hastings,
                       --------
Janofsky & Walker LLP, 555 South Flower Street, Twenty-Third Floor, Los Angeles, California, concurrently with the closing of the other transactions contemplated by the Stock Purchase Agreement (the "Closing Date"). At the Closing, Titus
                                      -------------
will deliver to Fargo a certificate evidencing the Exchanged Shares, which shall be registered in Fargo's name, against surrender to Titus by Fargo of the Interplay Shares.

          4.2  Satisfaction of Conditions to Closing; Interim Closing.
               ------------------------------------------------------
Notwithstanding the provisions of Section 4.1, Fargo acknowledges and agrees that, in order for Titus to issue the Exchanged Shares: (a) an independent auditor appointed by a court sitting in France shall have issued a report with respect to the adequacy of consideration received by Titus for the Exchanged Shares; (b) the shareholders of Titus shall have duly approved the issuance of the Exchanged Shares after receipt of the report described in clause (a) above; and (c) the Agreement shall have been duly executed and delivered by all the respective parties thereto. If the conditions set forth in clauses (a) through
(c) of this Section 4.2 have not been satisfied on or before the Closing Date, then, notwithstanding the provisions of Section 4.1, on the Closing Date the parties shall consummate an interim closing (the "Interim Closing") whereby
                                                  ---------------
Fargo shall deliver (i) to Titus a proxy (the "Proxy") in the form attached
                                               ------
hereto as Exhibit A and (ii) to the escrow agent the Interplay Shares pursuant
          ---------
to the Escrow Agreement attached hereto as Exhibit B (the "Escrow Agreement").
                                           ---------       -----------------
Upon the consummation of the Interim Closing, Titus shall be deemed to be the beneficial owner of the Interplay Shares. Upon the satisfaction of the conditions set forth in clauses (a) through (c) of this Section 4.2, the parties shall use their reasonable best efforts to consummate the transactions contemplated hereby as promptly as practicable. In the event that Titus has not satisfied the conditions set forth in Section clauses (a) and (b) hereof which are applicable to it on or prior to December 31, 1999, then the Escrow Agent shall on the first business day thereafter return to Fargo the Interplay Shares and this Agreement shall be null and void unless otherwise agreed by the parties.

     5.  Representations and Warranties by Fargo.  In order to induce Titus to
         ---------------------------------------
enter into this Agreement, Fargo hereby covenants with, and represents and warrants to, Titus as follows:

          5.1  Binding Obligations.  This Agreement has been duly executed and
               -------------------
delivered by Fargo and constitutes the legal, valid and binding obligations of Fargo and is enforceable against Fargo in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

          5.2  Ownership of Interplay Shares.  Fargo owns of record and
               -----------------------------
beneficially the Interplay Shares, free and clear of any and all mortgages, pledges, security interests, encumbrances, liens or charges of any kind (collectively, "Liens"), and upon the delivery to Titus of the Interplay Shares,
                ------
Titus will be the record and beneficial owner of the Interplay Shares, free and clear of any and all Liens.

          5.3  Compliance with Laws and Other Instruments.  The execution,
               ------------------------------------------
delivery and performance by Fargo of this Agreement (a) will not require from the board of directors or stockholders of Interplay any consent or approval that has not been validly and lawfully obtained, (b) will not require any authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, except such as shall have lawfully and validly obtained prior to the Closing, (c) will not cause Fargo to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, domestic of foreign, (iii) any order, writ, judgment, injunction, decree, determination or award binding upon Fargo.

          5.4  No Proxy.  Fargo has not granted nor is Fargo a party to any
               --------
proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

     6.  Representations and Warranties by Titus.  In order to induce Fargo to
         ---------------------------------------
enter into this Agreement, Titus hereby covenants with, and represents and warrants to, Fargo as follows:

          6.1  Organization, Standing, etc.    Titus is a corporation duly
               ---------------------------
organized, validly existing and in good standing under the laws of France, and has all requisite corporate power and authority to enter into this Agreement, and to carry out the provisions hereof and thereof.

          6.2  Capital Stock.  The authorized capital stock of Titus consists of
               -------------
10,100,000 shares of common stock, and Titus has no authority to issue any other capital stock. 1,152,302 shares of common stock are issued and outstanding, and such shares are duly authorized, validly issued, fully paid and nonassessable. Except where the failure to do so would not result in a material adverse effect, or any condition, situation or set of circumstances that could reasonably be expected to have an adverse effect, on Titus and its Subsidiaries, taken as a whole (a "Material Adverse Effect"), the offer, issuance and sale of the shares
          ------------------------
of common stock were registered or qualified under French law.

          6.3  Exchanged Shares.  On or before the Closing, the Exchanged Shares
               ----------------
will have been duly authorized and validly issued, and upon the consummation of the transactions contemplated hereby, will be fully paid and nonassessable, free and clear of all Liens and restrictions, other than Liens that might have been created by Fargo and restrictions imposed by this Agreement and applicable law.

          6.4  Corporate Acts and Proceedings  .  Except as disclosed on
               ------------------------------
Schedule 6.4 hereto, all corporate acts and proceedings required for the
------------
authorization, execution
and delivery of this Agreement by Titus, and the performance of this Agreement by Titus, have been lawfully and validly taken or will have been so taken prior to the Closing.

          6.5  Compliance with Laws and Other Instruments  .  Except as
               ------------------------------------------
disclosed on Schedule 6.5, and except as provided in Section 4.2 and the Stock
             ------------
Purchase Agreement, the execution, delivery and performance by Titus of this Agreement (a) will not require from the board of directors or stockholders of Titus any consent or approval that has not been validly and lawfully obtained,
(b) will not require any authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, except such as shall have lawfully and validly obtained prior to the Closing, (c) will not cause Titus to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, domestic of foreign, (iii) any order, writ, judgment, injunction, decree, determination or award binding upon Titus, or (iv) any provision of the charter documents of Titus, (d) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, any indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement or other material agreement, lease or instrument, commitment or arrangement to which Titus is a party or by which Titus or any of its properties, assets or rights is bound or affected, which in any case would have a Material Adverse Effect.

          6.6  Binding Obligations  .  This Agreement constitutes the legal,
               -------------------
valid and binding obligations of Titus and is enforceable against Titus in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

          6.7  Financial Statements.  Attached hereto as Schedule 6.7 is Titus'
               --------------------                      ------------
unaudited balance sheet (the "Balance Sheet") as of December 31, 1998 (the
                              --------------
"Balance Sheet Date") and the unaudited statement of operations for the twelve-
--------------------
month period then ended. The foregoing financial statements (a) are in accordance with the books and records of Titus, (b) present fairly the financial condition of Titus at the Balance Sheet Date and the results of its operations and cash flow for the period therein specified, and (c) have been prepared in accordance with accounting principles generally accepted in France and applied on a basis consistent with prior accounting periods, subject to normal year end adjustments.

          6.8  Litigation.  Except as disclosed on Schedule 6.8 hereto, there is
               ----------                          ------------
no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to Titus' knowledge, threatened against or affecting Titus or its properties, assets or business (existing or contemplated), before any court or governmental department, commission, board, bureau, agency or instrumentality or any arbitrator, which if adversely determined would have a Material Adverse Effect. Except as disclosed on Schedule 6.8 hereto, Titus is
                                                 ------------
not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding, which if adversely determined would have a Material Adverse Effect. Titus is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign), except where such default would not have a Material Adverse Effect.

     6.9  Securities Laws.  Based in part upon the representations of Fargo in
          ---------------
Sections 2.1 and 5, the offer, issue and sale of the Exchanged Shares are and will be exempt from any registration, disclosure, qualification or other like requirements under French securities laws.

     6.10  No Brokers or Finders.  No Person has, or as a result of the
           ---------------------
transactions contemplated herein will have, any right or valid claim against Titus or Fargo for any commission, fee or other compensation as a finder or broker, or in any similar capacity, except for Concordia Capital Technology Group, Inc., whose fees will be the responsibility of Titus.

     6.11  Patents and Other Intangible Assets.
           -----------------------------------

          (a) Except as disclosed on Schedule 6.11 hereto, Titus (i) owns or has
                                     -------------
the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in or necessary for the conduct of its business as now conducted, (ii) to Titus" actual knowledge, is not infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any patent, trademark, service mark, trade name, copyright or license with respect thereto, where such infringement would have a material adverse effect on Titus.

          (b) Except for license, publishing and distribution agreements with third parties entered into in the ordinary course of business, and except as disclosed on Schedule 6.11 hereto, Titus has not sold, transferred, assigned,
             -------------
licensed or subjected to any Lien, any intellectual property, trade secret, know-how, invention, design, process, computer software or technical data, or any interest therein, necessary for the development, manufacture, use, operation or sale of any product listed on Schedules 6.13(a) and 6.13(b) hereto.

          (c) Titus has not received any communication alleging or stating that Titus or any of its employees or other agents has violated or infringed, or by conducting business as proposed, would violate or infringe, any patent, trademark, service mark, trade name, copyright, trade secret, proprietary right, process or other intellectual property of any other Person, which could reasonably be expected to have a material adverse effect on Titus.

     6.12  Title to Property and Encumbrances; Leases.  Except where failure
           ------------------------------------------
to do so would not have a Material Adverse Effect, Titus has good and marketable title to all of its properties and assets, including without limitation the properties and assets reflected in the Balance Sheet and the properties and assets used in the conduct of its business, except for properties disposed of in the ordinary course of business since the Balance Sheet Date and except for properties held under valid and subsisting leases which are in full force and effect and which are not in default, subject to no Lien, except those which are shown and described on the Balance Sheet and except for Permitted Liens (as hereinafter defined). "Permitted Liens" shall mean (a) Liens for taxes and
                       ----------------
assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of Titus or any subsidiary of Titus which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

     6.13  Computer Software.
           -----------------

          (a) Except as set forth on Schedule 6.13(a) hereto, each of the
                                     ----------------
computer software programs developed by Titus that are listed on Schedule
                                                                 --------
6.13(a) hereto (the "Operational Software") is functional, complete and
-------              ---------------------
operational in all material respects in accordance with its specifications, has been documented in accordance with Titus' standard practices, and Titus possesses both the source code and object code versions thereof.

          (b) Attached as Schedule 6.13(b) hereto is a true and complete list of
                          ----------------
all computer software games currently in active development by or on behalf of Titus (the "Developing Software"). Schedule 6.13(b) also sets forth whether
            --------------------    ----------------
each such game is being internally or externally developed and, if externally developed, the name of the third party developer.

     6.14  Disclosure.  To the knowledge of Herve Caen, the information
           ----------
contained in this Agreement, the Balance Sheet, and in any writing furnished pursuant hereto or in connection herewith, taken as a whole, is true, complete and correct (except that with respect to the Balance Sheet, the information contained therein shall be true, complete and correct as of the date thereof), and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or herein or necessary to make the statements therein or herein, in light of the circumstances under which they were made, not misleading.

  7. Certificates.  The certificates evidencing the Exchanged Shares, and each
     ------------
certificate issued in transfer thereof, will bear appropriate legends as required by this Agreement and applicable law and the rules and regulations of the Stock Exchange.

  8. Enforcement.
     -----------

     8.1  Survival of Representations and Warranties.  The representations,
          ------------------------------------------
warranties, covenants and agreements of the parties hereto
contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement or at the Closing shall survive any examination by or on behalf of any party hereto and shall survive the Closing and the consummation of the transactions contemplated hereby until the date which is twelve (12) months after the Closing Date; provided, however, that each of the
                                           --------  -------
representations and warranties contained in Sections 5.1, 5.2, 6.3 and 6.6 hereof shall survive any examination by or on behalf of any party hereto and shall survive the Closing and the consummation of the transactions contemplated hereby until the expiration of any applicable statute of limitations with respect to such representation and warranty.

     8.2  Indemnification.
          ---------------

          (a) Subject to Section 8.2(e) hereof, Titus hereby covenants and agrees to defend, indemnify and save and hold harmless Fargo from and against any loss, cost, expense, liability, claim or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding (each, an "Action") and all costs of investigation)
                                -------
(collectively, the "Damages") arising out of or resulting from (i) any
                    --------
inaccuracy in or breach of, or failure to perform or observe, any representation, warranty, covenant or agreement made by Titus in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing, or
(ii) any claims of third parties claiming compensation, commissions or expenses for services as a broker or finder based upon obligations incurred by Titus.

          (b) Subject to Section 8.2(e) hereof, Fargo hereby covenants and agrees to defend, indemnify and save and hold harmless Titus, together with officers, directors, shareholders, employees, attorneys and representatives and each Person who controls Titus from and against any Damages arising out of or resulting from (i) any inaccuracy in breach of, or failure to perform or observe, any representation, warranty, covenant or agreement made by Fargo in this Agreement or in any writing or other agreement delivered pursuant hereto, or (ii) any claims of third parties claiming compensation, commissions or expenses for services as a broker or finder based upon obligations incurred by Fargo.

          (c) In the event that any indemnified party is made a defendant in or party to any action, suit, proceeding or claim, judicial or administrative, instituted by any third party for Damages or other relief (any such third party action, suit, proceeding or claim being referred to as a "Claim"), the
                                                          ------
indemnified party (referred to in this clause (b) as the "notifying party")
                                                          ----------------
shall give notice thereof (a "Notice of Claim") as soon as practicable and in
                              ----------------
any event within thirty (30) days after the notifying party receives notice thereof. The failure to give such notice shall not affect whether an indemnifying party is liable for reimbursement unless such failure has resulted in the loss of substantive rights with respect to the indemnifying party's ability to defend such Claim, and then only to the extent of such loss. Notice of the intention so to contest and defend shall be given by the indemnifying party to the notifying party within twenty (20) business days after the notifying party's notice of such Claim (but, in all events, at least ten (10) business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the indemnifying party and approved by the indemnified party (which approval will not be unreasonably withheld). The indemnifying party shall have the sole right to control the contest and defense of such Claim. The notifying party shall be entitled, at its own cost and expense (which expense shall not constitute Damages unless the notifying party reasonably determines that the indemnifying party because of a conflict of interest, may not adequately represent, the interests of the indemnified parties, and has provided the indemnifying party with notice of such determination, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. The notifying party will cooperate with the indemnifying party in the conduct of such defense. Neither the notifying party nor the indemnifying party may concede, settle or compromise any Claim without the consent of the other party, which consent will not be unreasonably withheld or delayed in light of all factors of importance to such party; provided, however, that if the indemnified party shall fail to consent to the settlement of any Claim where (i) such settlement includes an unconditional release of all claims against the indemnified party and requires no payment on the part of the indemnified party to the claimant or any other party, (ii) such settlement does not require any action on the part of the indemnified party and does not impose terms restricting or adversely affecting the indemnified party's activity, and (iii) the claimant has affirmatively indicated that it will accept such settlement, then the indemnifying party shall no liability with respect to any payment to be made in respect of such claim in excess of the proposed settlement amount.

          (d) In the event any indemnified party shall have a claim against any indemnifying party that does not involve a Claim, the indemnified party shall deliver a notice of such claim with reasonable promptness to the indemnifying party. The failure to give such notice shall not affect whether an indemnifying party is liable for reimbursement unless such failure has resulted in the loss of substantive rights with respect to the indemnifying party's ability to defend such claim, and then only to the extent of such loss. If the indemnifying party notifies the indemnified party that it does not dispute the claim described in such notice or fails to notify the indemnified party within thirty (30) days after delivery of such notice by the indemnified party whether the indemnifying party disputes the claim described in such notice, the Damages in the amount specified in the indemnified party's notice will be conclusively deemed a liability of the indemnifying party and the indemnifying party shall pay the amount of such Damages to the indemnified party on demand.

          (e) Any claim for indemnity under this Section 8.2 shall be delivered in writing to the indemnifying party and set forth with reasonable specificity as to the amount claimed and the underlying facts supporting such claim. The indemnifying party shall have thirty (30) days to accept or dispute such claim by written notice to the indemnified party (a "Contest Notice"); provided,
                                               ---------------
however, that if, at the time a Notice of Claim is submitted to the indemnifying party the amount of the Claim in respect thereof has not yet been determined, such thirty (30) day period shall not commence until a further written notice (a "Notice of Liability") has been sent or delivered by the indemnified party to
 --------------------
the indemnifying party setting forth the amount of the Claim incurred by the indemnified party that was the subject of the earlier Notice of Claim. Such Contest Notice shall specify the reasons or bases for the objection of the Indemnifying Party to the claim, and if the objection relates to the amount of the Claim asserted, the amount, if any, which the indemnifying party believes is due the indemnified party. If no such Contest Notice is given with such 30-day period, the obligation of the indemnifying party to pay to the indemnified party the amount of the Claim set forth in the Notice of Claim, or subsequent Notice of Liability, shall be deemed established and accepted by the indemnifying party. If, on the other hand, the indemnifying party contests a Notice of Claim or Notice of Liability (as the case may be) within such 30-day period, the indemnified party and the indemnifying party shall thereafter attempt in good faith to resolve their dispute by agreement. If the parties are unable to so resolve their dispute within the immediately succeeding thirty (30) days, such dispute shall be resolved by binding arbitration in Orange County, California, as provided in Section 9.4 below. The award of the arbitrator shall be final and binding on the parties and may be enforced in any court of competent jurisdiction. Upon final determination of the amount of the Claim that is the subject of an indemnification claim (whether such determination is the result of the indemnifying party's acceptance of, or failure to contest, a Notice of Claim or Notice of Liability, or of a resolution of any dispute with respect thereto by agreement of the parties or binding arbitration), such amount shall be payable, in cash by the indemnifying party to the indemnified parties who have been determined to be entitled thereto within fifteen (15) days of such final determination of the amount of the Claim due by the indemnifying party. Any amount that becomes due hereunder and is not paid when due shall bear interest at the maximum legal rate per annum from the date due until paid.

          (f) Anything to the contrary notwithstanding, (i) Fargo shall not be indemnified and held harmless in respect of any Damages unless and until the aggregate amount of such Damages exceeds $100,000, in which event Fargo shall be indemnified and held harmless in respect of all Damages without regard to the foregoing $100,000 limit, and (ii) the liability of Titus to Fargo shall be limited to an amount equal to the valuation of the Exchanged Shares as calculated in accordance with Section 1 above.

          (g) Except as provided in Section 8.3, the provisions of this Section
8.2 shall be the exclusive remedy or exclusive means to obtain relief, as the case may be, of any party in the event of any breach of any representation, warranty, covenant or agreement contained herein (or in any certificate or other document delivered pursuant hereto) by another party, or with respect to any Action or Claim; provided, however, that this subsection (g) shall not limit any
                 --------  -------
statutory claim, or any claim in tort, which any party may have against the other party.

     8.3  Injunctive Relief.  (a) Any party may bring a claim seeking specific
          -----------------
performance by way of injunctive relief before a court of competent jurisdiction to enforce the provisions of this Agreement, and (b) any party seeking to enforce a claim for indemnification may bring any claim of indemnification which is not resolved within the thirty day period provided in
Section 8.2(b) before a court of competent jurisdiction.

     8.4  No Implied Waiver.  Except as expressly provided in this Agreement,
          -----------------
no course of dealing between Titus and Fargo and no delay in exercising any such right, power or remedy conferred hereby or now or hereafter existing at law in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

  9.  Miscellaneous.
      -------------

      9.1  Notices.  All notices, requests, consents and other communications
           -------
required or permitted hereunder shall be in writing (including telecopy or similar writing) and shall be given,

     if to Titus to:

          Titus Interactive SA
          c/o Titus Software Corporation
          20432 Corisco Street
          Chatsworth, California  91311
          Attention: Mr. Herve Caen, Chairman and
                     Chief Executive Officer
          Telecopier: (818) 709-6537
          with a copy to:

               Robert A. Miller, Jr., Esq.
               Paul, Hastings, Janofsky & Walker LLP
               555 South Flower Street - 23rd Floor
               Los Angeles, California 90071
               Telecopier: (213) 627-0705

          if to Fargo to:

               Mr. Brian Fargo
               c/o Interplay Entertainment Corp.
               16815 Von Karman Avenue
               Irvine, California  92606
               Telecopier:  (949) 252-0667

          with a copy to:

               K.C. Schaaf, Esq.
               Stradling Yocca Carlson & Rauth, a professional corporation 660 Newport Center Drive, Suite 1600
               Newport Beach, California  92660
               Telecopier: (949) 725-4100


or to such other address or telecopier number as such party may specify for the purpose by notice to the other party or parties to this Agreement, as the case may be. Any notice, request, consent or other communication hereunder shall be deemed to have been given and received on the day on which it is delivered (by any means including personal delivery, overnight air courier, United States or French mail, as the case may be) or telecopied (or, if such day is not a business day or if the notice, request, consent or communication is not telecopied during business hours of the intended recipient, at the place of receipt, on the next following business day).

          9.2  Injunctive Relief.  It is hereby agreed and acknowledged that it
               -----------------
will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

          9.3  Survival of Representations and Warranties.  Each party's
               ------------------------------------------
representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement and of the consummation of the transactions contemplated hereby.

          9.4  Governing Law; Jurisdiction and Venue; Attorneys' Fees.  This
               ------------------------------------------------------
Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to its conflicts of laws principles. The parties hereto hereby consent and agree that the United States District Court for the Central District of California, or the Superior Court of California for the County of Orange, will have exclusive jurisdiction over any legal action or proceeding arising out of or relating to this Agreement or the subject matter hereof, and each party consents to the in personam jurisdiction of such courts for the
                           -- --------
purpose of any such action or proceeding and agrees that venue is proper in such courts. In the event of any dispute, controversy or proceeding between or among the parties concerning this Agreement or the subject matter hereof, the prevailing party shall be entitled to receive from the non-prevailing party its costs and expenses, including reasonable attorneys' fees.

          9.5  Execution in Counterparts.  This Agreement may be executed in one
               -------------------------
or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

          9.6  Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          9.7  Entire Agreement; Amendments and Waiver.  This Agreement
               ---------------------------------------
(including the Exhibits hereto) constitutes the entire agreement among Titus and Fargo with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. There are no restrictions, promises, warranties or undertakings relating to such subject matter other than those set forth in this Agreement and such other writings. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

          9.8  Limitation of Liability on Caens.  It is acknowledged and agreed
               --------------------------------
that Herve Caen and Eric Caen are entering into this Agreement solely in their capacities as shareholders of Titus, and that they shall not be held personally liable for any breaches of any representations and warranties of Titus hereunder, or for any breaches of any obligations of Titus hereunder.

          9.9  Arbitration.  Except for actions to obtain injunctions or other
               -----------
equitable remedies, all disputes among the parties hereto shall be determined solely and exclusively by arbitration under, and in accordance with the rules then in effect of, the American Arbitration Association, or any successors thereto ("AAA"), in Los Angeles, California, unless the parties otherwise agree
          ----
in writing. The parties shall, in connection with such arbitration, in addition to any discovery permitted under AAA rules, be permitted to conduct discovery in accordance with Section 1283.05 of the California Code of Civil Procedure, the provisions of which are incorporated herein by this reference. The parties shall unanimously select an arbitrator; provided, that if the parties cannot
                                        --------
agree upon an arbitrator within seven (7) days, such arbitrator shall be selected by the AAA upon application of any party. Judgment upon the award of the agreed upon arbitrator or the so chosen arbitrator, as the case may be, shall be binding and may be entered in any court of competent jurisdiction.

                      [EXCHANGE AGREEMENT SIGNATURE PAGE]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                         TITUS INTERACTIVE SA, a French corporation



                               /s/ Herve Caen
                         By: _____________________________
                               An Authorized Officer



                                   /s/ Brian Fargo
                             _____________________________
                             Brian Fargo



                                 /s/ Herve Caen
                            _____________________________
                            Herve Caen



                                 /s/ Eric Caen
                            _____________________________
                            Eric Caen